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                                                            EXHIBIT EX-99.14.n.4



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "BLC Summary Historical Consolidated Financial Information" and "Experts" and to the use of our report dated September 15, 2000 with respect to the financial statements of BLC Financial Services, Inc. included in the Proxy Statement of BLC Financial Services, Inc. that is made a part of the Registration Statement (Form N-14) and related Prospectus of Allied Capital Corporation.

/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
November 6, 2000